EXECUTION COPY

STOCK OPTION AGREEMENT

Between

ROMARCO MINERALS INC.

and

WESTERN GOLDFIELDS, INC.

Dated as of August 25, 2005

TABLE OF CONTENTS

Page
Article I

THE STOCK OPTION
SECTION 1.01. Grant of Stock Option	1
SECTION 1.02. Exercise of Stock Option	1
SECTION 1.03. Conditions to Closing	4
SECTION 1.04. Closings	4
SECTION 1.05. Adjustments upon Share Issuances, Changes in Capitalization, Etc.	5
Article II

REPRESENTATIONS AND WARRANTIES OF ROMARCO
SECTION 2.01. Authority Relative to This Agreement	6
SECTION 2.02. Authority to Issue Shares	6
SECTION 2.03. No Conflict; Required Filings and Consents.	7
SECTION 2.04. Board Action; Rights Agreement	8
Article III

COVENANTS OF ROMARCO
SECTION 3.01. Listing: Other Action	8
SECTION 3.02. Registration	8
Article IV

REPRESENTATIONS AND WARRANTIES OF WESTERN
SECTION 4.01. Authority Relative to This Agreement	10
SECTION 4.02. No Conflict; Required Filings and Consents	10
Article V

COVENANTS OF WESTERN
SECTION 5.01. Distribution	11

STOCK OPTION AGREEMENT, dated as of August 25, 2005 (this “Agreement”), between ROMARCO MINERALS INC., an Ontario corporation (“Romarco”), and WESTERN GOLDFIELDS, INC., an Idaho corporation (“Western”).

WHEREAS, Romarco and Western propose to enter into an agreement and plan of merger and reorganization (such agreement, as may be entered into, being referred to as the “Merger Agreement”), which will provide, upon the terms and subject to the conditions thereof, for, among other things, the merger of a wholly-owned subsidiary of Romarco with and into Western; and

WHEREAS, in order to induce Western to enter into the Merger Agreement, Romarco has agreed to grant Western an option to purchase up to such number of newly issued or treasury shares of common stock, without par value, of Romarco (“Romarco Common Stock”) as equals 19.9% of the issued and outstanding shares of Romarco Common Stock at the first time of exercise of the Stock Option (as defined below), in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

THE STOCK OPTION

SECTION 1.01.   Grant of Stock Option. Romarco hereby grants to Western an irrevocable option (the “Stock Option”) to purchase on the terms and subject to the conditions set forth herein, up to such number of shares of Romarco Common Stock as equals 19.9% of the issued and outstanding shares of Romarco Common Stock at the first time of exercise of the Stock Option (the “Option Shares”) at a cash purchase price per Option Share equal to Cdn$0.175 (the “Purchase Price”)

SECTION 1.02.   Exercise of Stock Option. (a) Subject to the conditions set forth in Section 1.03 and to any additional requirements of any applicable United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order and the requirements of any stock exchange on which the Romarco Common Stock may be listed or traded (“Law”), the Stock Option may be exercised by Western, in whole or in part, at any time or from time to time after the occurrence of an Exercise Event (as defined below) and prior to the Termination Date (as defined below). The Stock Option shall terminate and be of no further force and effect (A) if the Merger Agreement has not been executed by September 15, 2005 (or such other date, if any, agreed to by the parties in writing extending the termination date set forth in that certain letter agreement between the parties, dated June 22, 2005, as amended on August 18, 2005), upon the later of (i) the close of business on March 15, 2006 and (ii) the close of business on the day 12 months after the occurrence of an Exercise Event, so long as the Exercise Event occurs prior to March 15, 2006, or (B) if the Merger Agreement has been executed by September 15, 2005 (or such other date, if any, agreed to by the parties in writing extending the termination date set forth in that certain letter agreement between the parties, dated June 22, 2005, as amended on August 18, 2005), upon the earliest to occur of (i) the filing of a certificate of merger, evidencing the merger of a wholly-owned subsidiary of Romarco with and into Western, with the Secretary of State of the State of Idaho in such form as is required by, and in accordance with, the Idaho Business Corporation Act (the “Effective Time”), (ii) the close of business on the day 12 months after the occurrence of an Exercise Event, (iii) the close of business on the day 180 days after the date full payment is made by Romarco to Western under any Break Fee Provisions (as defined below) and (iv) the close of the business on the date that Western is no longer potentially entitled to receive any payment pursuant to any Break Fee Provisions if the Merger Agreement has been executed (such date as described in (A) and (B) above being referred to herein as the “Termination Date”). Notwithstanding the termination of the Stock Option, Western shall be entitled to purchase those Option Shares with respect to which it has exercised the Stock Option in accordance with the terms hereof prior to the Termination Date. The periods related to the exercise of the Stock Option and the other rights of Western hereunder shall be extended (i) to the extent necessary to obtain all regulatory approvals required for the exercise of such rights, and for the expiration of all statutory waiting periods, and (ii) to the extent necessary to avoid liability under section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by reason of such exercise. Notwithstanding anything to the contrary contained in this Section 1.02, a portion of the Stock Option may be exercised pursuant to Section 1.02(c) hereof and a portion may be exercised pursuant to Section 1.02(d) hereof at the Closing (as defined below).

(b)  An “Exercise Event” shall occur for purposes of this Agreement upon the occurrence of (i) if the Merger Agreement has not been executed, public announcement of a Competing Transaction or (ii) if the Merger Agreement has been executed, any event as a result of which Western is entitled to receive fees from Romarco pursuant to any Break Fee Provisions.

(c)  In the event Western wishes to exercise the Stock Option, Western shall send a written notice (a “Stock Exercise Notice”) to Romarco specifying the total number of Option Shares it wishes to purchase, the denominations of the certificate or certificates evidencing such Option Shares that Western wishes to receive, a date (subject to the earlier satisfaction or waiver of the conditions set forth in Section 1.03), that shall be a business day that is not later than 10 business days and not earlier than the fifth business day after delivery of such notice, and place for the closing of such purchase (a “Closing”).

(d)  If at any time the Stock Option is then exercisable pursuant to the terms of Section 1.02(a), Western may elect, in lieu of exercising the Stock Option to purchase Option Shares as provided in Section 1.02(a), to send a written notice to Romarco (a “Cash Exercise Notice”) specifying a date not later than 10 business days and not earlier than the fifth business day after delivery of such notice, on which date Romarco shall pay to Western an amount in cash equal to the Spread (as defined below) multiplied by such number of Option Shares as Western shall specify in the Cash Exercise Notice. As used in this Agreement, “Spread” shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Romarco Common Stock paid or to be paid by any person upon consummation of an Acquisition Proposal (as defined below) (the “Competing Purchase Price”) and (y) the closing price of the shares of Romarco Common Stock on the OTC Bulletin Board on the last trading day immediately prior to the date of the Cash Exercise Notice (for purposes of this Section 1.02) or the Repurchase Notice (for purposes of Section 6.01) (the “Closing Price”). If the Competing Purchase Price includes any property other than cash, the Competing Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Competing Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice (for purposes of this Section 1.02) or the Repurchase Notice (for purposes of Section 6.01) shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Competing Purchase Price shall be deemed to be the amount of any cash included in the Competing Purchase Price plus the fair market value of such other property (as determined by a nationally recognized investment banking firm jointly selected by Western and Romarco). For this purpose, the parties shall use their reasonable best efforts to cause any determination of the fair market value of such other property to be made within three business days after the date of delivery of the Cash Exercise Notice (for purposes of this Section 1.02) or the Repurchase Notice (for purposes of Section 6.01). Upon exercise of its right to receive the Spread pursuant to this Section 1.02(d), the obligations of Romarco to deliver Option Shares pursuant to Section 1.03 shall be terminated with respect to such number of Option Shares subject to the Cash Exercise Notice.

(e)  “Break Fee Provisions” means any provisions of the Merger Agreement which provide for Romarco paying Western a fee (which fee must include more than solely the reimbursement of expenses) upon the occurrence of the termination of the Merger Agreement, with any conditions or restrictions as such provisions may provide.

(f)  A “Competing Transaction” means any of the following (other than any transaction contemplated in the Merger Agreement): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Romarco or any Romarco subsidiary; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses of Romarco that constitutes or represents 15% or more of the assets of Romarco and its subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of Romarco or any Romarco subsidiary, other than any issuance by Romarco in a bona fide financing transaction on an underwritten or agency basis with an investment bank or other institutional investor which will not result in a change of control; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of Romarco or any Romarco subsidiary; (v) any solicitation in opposition to approval and adoption of the Merger Agreement by Romarco’s shareholders; or (vi) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the transactions contemplated by the Merger Agreement.

(g)  An “Acquisition Proposal” means any proposal involving any of the following transactions (other than any transaction contemplated by the Merger Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Romarco pursuant to which the shareholders of Romarco immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or of any direct or indirect parent thereof; (ii) a sale or other disposition by Romarco of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the business of Romarco immediately prior to such sale or other disposition; (iii) an acquisition by any person or group (including by way of a tender offer or an exchange offer or an issuance of capital stock by Romarco), directly or indirectly, of beneficial ownership of fifty percent (50%) or more of the voting power of the then outstanding shares of capital stock of Romarco; (iv) the adoption by Romarco of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by Romarco or any of their subsidiaries of 50% or more of the outstanding shares of capital stock of Romarco.

SECTION 1.03.   Conditions to Closing. The obligation of Romarco to deliver Option Shares or pay the Spread, as applicable, upon any exercise of the Stock Option is subject to the conditions that:

(a)  all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body and or any stock exchange on which the Romarco Common Stock may be listed or traded (a “Governmental Authority”), if any, required in connection with the issuance of Option Shares hereunder, shall have been obtained or made, as the case may be; and

(b)  there shall be no preliminary or permanent injunction or other final, non-appealable judgment by a court of competent jurisdiction preventing or prohibiting such exercise of the Stock Option, the delivery of the Option Shares or payment of the Spread in respect of such exercise.

SECTION 1.04.   Closings

. At each Closing, (i) in the event of a Closing pursuant to Section 1.02(c), Romarco shall deliver to Western a certificate or certificates evidencing the applicable number of Option Shares (in the denominations specified in the Stock Exercise Notice), and Western shall purchase each such Option Share from Romarco at the Purchase Price, or (ii) in the event of a Closing pursuant to Section 1.02(d), Romarco shall deliver to Western cash in an amount determined pursuant to Section 1.02(d), net of any required tax withholding. All payments made pursuant to this Agreement shall be made by wire transfer of immediately available funds to an account designated in writing not later than one business day prior to such Closing by Western to Romarco or by Romarco to Western, as the case may be; provided, however, that the failure or refusal of Romarco to designate such bank account shall not preclude Western from exercising its Stock Option. Upon delivery by Western to Romarco of the Stock Exercise Notice and the tender of the applicable cash as described above in this Section 1.04, Western shall be deemed to be the holder of record of the shares of Romarco Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Romarco shall then be closed or that certificates representing such shares of Romarco Common Stock shall not then be actually delivered to Western. Certificates evidencing Option Shares delivered hereunder may, at Romarco’s election, contain the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

Romarco shall, upon the written request of the holder thereof, issue such holder a new certificate evidencing such Option Shares without such legend in the event (x) such Option Shares have been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (y) such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or (z) such holder shall have delivered to Romarco an opinion of counsel, which opinion shall, in Romarco’s reasonable judgment, be satisfactory in form and substance to Romarco, to the effect that subsequent transfers of such Option Shares may be effected without registration under the Securities Act.

In addition, certificates evidencing Option Shares issued hereunder shall contain the following additional legends. The date to be inserted in such legends shall be four months and one day after the date of issue of the Option Shares:

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [________].

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [________].

SECTION 1.05.   Adjustments upon Share Issuances, Changes in Capitalization, Etc. (a) In the event of any change in Romarco Common Stock or in the number of outstanding shares of Romarco Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other extraordinary change in the corporate or capital structure of Romarco (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of shares or securities to be issued by Romarco upon exercise of the Stock Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Western shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that Western would have received in respect of Romarco Common Stock if Western had exercised the Stock Option immediately prior to such event or the record date therefor, as applicable, and had elected (to the fullest extent it would have been permitted to elect) to receive such securities, cash or other property.

(b)  In the event that Romarco or any Romarco subsidiary shall enter into an agreement (other than the Merger Agreement) (i) to consolidate with or merge into any person other than Western and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Western, to merge into Romarco and Romarco shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Romarco Common Stock shall be changed into or exchanged for stock or other securities of Romarco or any other person or cash or any other property or then outstanding shares of Romarco Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iii) to sell or otherwise transfer assets representing more than 50% of its assets to any person, other than Western or any of its subsidiaries, then, and in each such case, proper provision shall be made in the agreements governing such transaction so that Western shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that Western would have received in respect of Romarco Common Stock if Western had exercised the Stock Option immediately prior to such transaction or the record date therefor, as applicable, and had elected (to the fullest extent it would have been permitted to elect) to receive such securities, cash or other property.

(c)  The provisions of this Agreement, including, without limitation, Sections 1.01, 1.02, 1.04, 3.01 and 3.02, shall apply with appropriate adjustments to any securities for which the Stock Option becomes exercisable pursuant to this Section 1.05.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ROMARCO

Romarco hereby represents and warrants to Western as follows:

SECTION 2.01.   Authority Relative to This Agreement. Romarco is a corporation duly organized, validly existing and in good standing under the laws of Ontario. Romarco has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Romarco and the consummation by Romarco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Romarco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Romarco and, assuming the due authorization, execution and delivery by Western, constitutes the legal, valid and binding obligation of Romarco, enforceable against Romarco in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 2.02.   Authority to Issue Shares. Romarco has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof until such time as the obligation to deliver Option Shares upon the exercise of the Stock Option terminates, will have reserved, all the Option Shares issuable pursuant to this Agreement, and Romarco will take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of Romarco Common Stock or other securities that may be issued pursuant to Section 1.05, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, charges, encumbrances and security interests of any kind whatsoever and not subject to any preemptive rights.

SECTION 2.03.   No Conflict; Required Filings and Consents.

 (a) The execution and delivery of this Agreement by Romarco do not, and the performance of this Agreement by Romarco will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of Romarco or any subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 2.03(b) have been obtained and all filings and obligations described in Section 2.03(b) have been made, conflict with or violate any Law applicable to Romarco or any subsidiary or by which any property or asset of Romarco or any subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Romarco or any subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences as would not materially impair the ability of Romarco to consummate the transactions contemplated by this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect (defined below).

(b)  The execution and delivery of this Agreement by Romarco do not, and the performance of this Agreement by Romarco will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Blue Sky Laws and state takeover laws, (ii) for applicable requirements of Canadian securities legislation, (iii) for acceptance by the TSX Venture Exchange (“TSXV”) as set forth in Section 3.01 below and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not materially impair the ability of Romarco to consummate the transactions contemplated by this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

(c)  A “Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the business, prospects, condition (financial or otherwise), assets, liabilities or results of operations of Romarco and its subsidiaries taken as a whole or (ii) the ability of Romarco to perform its obligations under this Agreement or the Merger Agreement; provided, however, that clause (i) shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions or changes in securities markets in general, (y) general changes in the industries in which Romarco and its subsidiaries operate, except those events, circumstances, changes or effects that adversely affect Romarco and its subsidiaries to a materially greater extent than they affect other entities operating in such industries or (z) the public announcement or pendency of the transactions contemplated by the Merger Agreement.

SECTION 2.04.   Board Action; Rights Agreement. To the knowledge of Romarco, no state takeover statute is applicable to the purchase by Western pursuant to this Agreement of shares of Romarco Common Stock.

ARTICLE III

COVENANTS OF ROMARCO

SECTION 3.01.   Listing; Other Action. (a) Romarco shall, at its sole expense, make application to the TSXV for acceptance of granting of the Stock Option as soon as reasonably practicable following the date hereof and use its best efforts to cause the Option Shares to be approved for listing on the TSXV, subject to notice of issuance and filing of customary documents.

(b)  Romarco shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities. Without limiting the generality of the foregoing, Romarco shall, when required in order to effect the transactions contemplated by this Agreement, make all necessary filings, and thereafter make any other required or appropriate submissions, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and shall supply as promptly as practicable to the appropriate Governmental Authority any additional information and documentary material that may be requested pursuant to the HSR Act.

SECTION 3.02.   Registration. (a) In the event that Western shall desire to sell any of the Option Shares within two years after the purchase of such Option Shares pursuant hereto, and such sale requires, in the opinion of counsel to Western (which opinion shall be, in the reasonable judgment of Romarco and its counsel, satisfactory in form and substance to Romarco and its counsel) registration of such Option Shares under the Securities Act, Romarco shall cooperate with Western and any underwriters in registering such Option Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided, however, that Romarco shall not be required to file such registration statement if, at the time, Romarco is not obligated to file periodic reports under the Exchange Act; provided further, that Romarco shall not be required to have declared effective more than three registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement or suspend the availability of any registration statement for a period not to exceed 90 days in the aggregate for valid business reasons, to be determined by Western in its sole judgment (which shall not include the avoidance of Western’s obligations hereunder), including, without limitation, if the offering would require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of Romarco or any other material transaction involving Romarco. Romarco shall use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 90 days from the day such registration statement first becomes effective. If requested by Western in connection with such registration, Romarco shall become a party to any underwriting agreement relating to the sale of such Option Shares on terms and including obligations and indemnities that are customary in secondary distributions.

(b)  If Romarco at any time after the exercise of the Stock Option proposes to register any shares of Romarco Common Stock under the Securities Act in connection with an underwritten public offering of such Romarco Common Stock, Romarco will promptly give written notice to Western of its intention to do so and, upon the written request of Western given within 30 days after receipt of any such notice (which request shall specify the number of shares of Romarco Common Stock intended to be included in such underwritten public offering by Western), Romarco will cause all such shares for which Western requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Romarco may elect not to cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons or (ii) in the case of a registration solely to implement an employee benefit plan or a registration statement filed on Form S-4 of the Securities Act (or any successor form thereto); provided further that Romarco may make an election pursuant to clause (i) not more than one time.

(c)  If the Romarco Common Stock is registered pursuant to the provisions of this Section 3.02, Romarco agrees (i) to furnish copies of the registration statement and prospectus relating to the Option Shares covered thereby in such numbers as Western may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Romarco Common Stock meeting the requirements of such securities laws, and to furnish Western such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. Romarco shall bear the entire cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Romarco, except that Western shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the shares of Romarco Common Stock sold by Western. Romarco shall indemnify and hold harmless Western, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney’s fees) arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this Section 3.02; provided, however, that this provision shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to Romarco by Western, its affiliates and its officers and other representatives expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this Section 3.02.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WESTERN

Western hereby represents and warrants to Romarco as follows:

SECTION 4.01.   Authority Relative to This Agreement. Western is a corporation duly organized, validly existing and in good standing under the laws of Idaho. Western has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Western and the consummation by Western of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Western are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Western and, assuming due authorization, execution and delivery by Romarco, constitutes legal, valid and binding obligations of Western enforceable against Western in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 4.02.   No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Western do not, and the performance of this Agreement by Western will not, (i) conflict with or violate the Articles of Incorporation or By-laws of Western, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.02(b) have been obtained and all filings and obligations described in Section 4.02(b) have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Western or by which any property or asset of Western is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Western pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Western is a party or by which Western or any property or asset of Western is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences would not materially impair the ability of Western to consummate the transactions contemplated by this Agreement.

(b)  The execution and delivery of this Agreement by Western do not, and the performance of this Agreement by Western will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of Canadian securities legislation, the Exchange Act, Blue Sky Laws and state takeover laws and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not materially impair the ability of Western to consummate the transactions contemplated by this Agreement.

(c) Western is an “accredited investor” within the meaning of Ontario Rule 45-501 and Alberta and British Columbia Multilateral Instrument 45-103.

ARTICLE V

COVENANTS OF WESTERN

SECTION 5.01.   Distribution. Western shall acquire the Option Shares, as principal, for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act, applicable Blue Sky Laws and applicable Canadian securities legislation.

ARTICLE VI

REPURCHASE ELECTION; PROFIT LIMITATION

SECTION 6.01.   Repurchase Election. (a) Western shall have the option, at any time and from time to time commencing upon the first occurrence of an Exercise Event in which the consideration to be received by Romarco or its stockholders, as the case may be, upon consummation of an Acquisition Proposal consists in whole or in part of shares of capital stock of a third party and ending on the tenth business day after the first mailing to Romarco’s stockholders of a proxy statement, tender offer statement or other disclosure or offering document relating to such Acquisition Proposal, to send a written notice to Romarco (a “Repurchase Notice”) that it will require Romarco (or any successor entity thereof) to pay to Western the Repurchase Fee (as defined below) as provided in Section 6.01(b) below, upon delivery by Western of the shares of Romarco Common Stock acquired hereunder with respect to which Western then has beneficial ownership. The date on which Western delivers the Repurchase Notice under this Section 6.01 is referred to as the “Repurchase Request Date”. The “Repurchase Fee” shall be equal to the sum of the following:

(i)  the aggregate Purchase Price paid by Western for any shares of Romarco Common Stock acquired pursuant to the Stock Option with respect to which Western then has beneficial ownership; and

(ii)  the Spread, multiplied by the number of shares of Romarco Common Stock with respect to which the Stock Option has been exercised and with respect to which Western then has beneficial ownership.

(b)  If Western exercises its rights under this Section 6.01, within five business days after the Repurchase Request Date, (i) Romarco shall pay by wire transfer to Western the Repurchase Fee in immediately available funds to an account designated in writing by Western to Romarco, net of any required tax withholding, and (ii) Western shall surrender to Romarco certificates evidencing the shares of Romarco Common Stock acquired hereunder with respect to which Western then has beneficial ownership, and Western shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all claims, liens, charges, encumbrances and security interests of any kind whatsoever.

(c)  Romarco shall use reasonable best efforts to ensure that it can fully perform all of its obligations under this Section 6.01 under applicable Law.

(d)  If and to the extent that Romarco is unable to perform any of its obligations under this Section 6.01 under applicable Law, Romarco shall make no distribution on any of its stock until such time as it has fully performed any such obligations.

SECTION 6.02.   Profit Limitation. (a) Notwithstanding any other provision of this Agreement, in no event shall Western’s Total Profit (as defined below) exceed US$1 million (the “Maximum Amount”) and, if it otherwise would exceed such Maximum Amount, Western, at its sole election, may (a) pay cash to Romarco, (b) deliver to Romarco for cancellation Option Shares previously purchased by Western, (c) waive payment of any portion of any fee otherwise payable by Romarco to Western pursuant to any Break Fee Provisions, (d) increase the Purchase Price or (e) undertake any combination thereof, so that Western’s actually realized Total Profit shall not exceed the Maximum Amount after taking into account the foregoing actions; provided, however, that nothing in this sentence shall restrict any exercise of the Stock Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1.01 hereof.

“Total Profit” shall mean the aggregate amount (before taxes) of the following: (i) the cash amount actually received by Western from Romarco in connection with the termination of the Merger Agreement (other than reimbursement for expenses) less any repayment by Western to Romarco pursuant to this Section 6.02 (including the value of any Option Shares delivered pursuant to Section 6.02(b) or Section 6.02(e)), (ii) (x) the net cash amounts or the fair market value of any property received by Western pursuant to the sale of Option Shares (or of any other securities into or for which such Option Shares are converted or exchanged), less (y) Western’s purchase price for such Option Shares (or other securities) (iii) the aggregate amounts received by Western pursuant to Sections 6.01(a)(ii) and 1.02(d) hereof; provided, however, that if Western sends a Stock Exercise Notice to Romarco, Total Profit shall mean the sum of (i), (ii) and (iii) determined as of the date of such Stock Exercise Notice, assuming that the Stock Option were exercised on such date for the number of Option Shares specified in such Stock Exercise Option, and assuming that such Option Shares, together with all other Option Shares previously acquired upon exercise of the Stock Option and held by Western and its affiliates as of such date, were sold for cash at the closing market price for Romarco Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.   Amendment; No Waiver. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Romarco and Western or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

SECTION 7.02.   Fees and Expenses. (a) Except as otherwise provided herein or in the Merger Agreement, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) If Western exercises its rights under Section 1.02 or Section 6.01, Romarco shall pay by wire transfer to Western in immediately available funds to an account designated in writing by Western to Romarco, an amount equal to Western’s Expenses. Such payment shall be in addition to any other rights contemplated under this Agreement and shall be made at the Closing if Western exercises its rights under Section 1.02, or within five business days after the Repurchase Request Date if Western exercises its rights under Section 6.01.

(c) “Expenses”, as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of a registration statement on Form F-4 and a proxy statement to be sent to the shareholders of Romarco and Western in connection with the Merger Agreement, the solicitation of shareholder approvals, and all other matters related to the closing of the transactions contemplated by the Merger Agreement, including any bona fide financing transaction entered into in connection with the Merger Agreement.

SECTION 7.03.   Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the following addresses:

if to Romarco:

Diane R. Garrett
Romarco Minerals Inc.
1500-885 West Georgia Street
Vancouver BC V6C 3E8
Attention: Diane R. Garrett
Facsimile No. (604) 688-9274
Email: dgarrett@romarco.com

with a copy to:

Shearman & Sterling LLP
Commerce Court West
Suite 4405, P.O. Box 247
Toronto, Canada M5L 1E8
Attention: Jason Lehner
Facsimile No: (416) 360-2958
Email: jlehner@shearman.com

if to Western:

Western Goldfields, Inc.
961 Matley Lane, Suite 120
Reno, NV 89502
Attention: Toby Mancuso
Facsimile No: (775) 337-9441
Email: tmancuso@westerngoldfields.net

with a copy to:

Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attention: Henry I. Rothman
Facsimile No: (212) 704-6288
Email: henry.rothman@troutmansanders.com

SECTION 7.04.   Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 7.05.   Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Western may assign all or any of its rights and obligations hereunder to any affiliate of Western, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

SECTION 7.06.   Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 7.07.   Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 7.08.   Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

SECTION 7.09.   Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.09.

SECTION 7.10.   Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 7.11.   Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WESTERN GOLDFIELDS, INC.

By:_______________________________________
Name:
Title:

                                        ROMARCO MINERALS INC.

By:_______________________________________
Name:
Title: